UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2019
____________________

CONCRETE PUMPING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38166	83-1779605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6461 Downing Street

Denver, Colorado 80229

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 289-7497

N/A
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2019, Concrete Pumping Holdings, Inc. (the “Company”) granted an aggregate of 1,472,059 restricted shares of the Company’s common stock, par value $0.0001 per share (“common stock”), to Bruce Young, the Company’s Chief Executive Officer, and an aggregate of 909,735 restricted shares of common stock to Iain Humphries, the Company’s Chief Financial Officer, under the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan.

284,179 shares and 221,028 shares granted to Messrs. Young and Humphries, respectively, will vest in five substantially equal installments on each of December 6, 2019, December 6, 2020, December 6, 2021, December 6, 2022 and December 6, 2023, provided that Messrs. Young and Humphries are in the employ of the Company or a subsidiary of the Company on each of the vesting dates. The remaining 1,187,880 shares and 688,707 shares granted to Messrs. Young and Humphries, respectively, will become available for vesting in three equal installments if the closing price of the common stock equals or exceeds $13.00, $16.00 and $19.00 per share, respectively (each, a “Stock Price Target”), for 30 consecutive business days. Upon the achievement of a Stock Price Target, the related tranche of restricted common stock will vest in equal increments over the first, second and third anniversaries of the date on which such Stock Price Target was achieved. If a Stock Price Target is not achieved on or before December 6, 2023, then the related tranche of restricted shares will be forfeited. If a Stock Price Target is achieved but the related tranche of restricted shares are not fully vested by December 6, 2023, such shares may, under certain circumstances, continue to vest after that date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCRETE PUMPING HOLDINGS, INC.

	By:	/s/ Iain Humphries
Name: Iain Humphries
Title: Chief Financial Officer and Secretary

Dated: April 12, 2019